Exhibit 4.6

THE HOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS, ACKNOWLEDGES, AND AGREES THAT IT WILL NOT AND WILL NOT BE ENTITLED TO, DIRECTLY OR INDIRECTLY, SELL OR TRANSFER THE SECURITIES INTO CANADA OR TO RESIDENTS OF CANADA, EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS. NO SALE OR TRANSFER INTO CANADA OR TO A CANADIAN RESIDENT WILL BE REGISTERED BY WORLD HEART CORPORATION'S TRANSFER AGENT AND ANY ATTEMPT TO EFFECT SUCH A TRANSFER IS INVALID UNLESS MADE IN COMPLIANCE WITH THE ABOVE-NOTED RESTRICTIONS.

THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES ISSUED UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE DEBENTURE OR COMMON SHARES ISSUABLE ON EXERCISE THEREOF IN THE PROVINCE OF ONTARIO BEFORE JANUARY 17, 2005.

                             WORLD HEART CORPORATION

                   US$13,318,750 AGGREGATE PRINCIPAL AMOUNT OF
                       3% UNSECURED CONVERTIBLE DEBENTURES
                             DUE SEPTEMBER 15, 2009
                          (Conversion Price - US$1.25)

Original Issue Date:      as of September 15, 2004

Issuer:                   World Heart Corporation (the "Corporation")
                          1 Laser Street
                          Ottawa, Ontario
                          K2E 7V1

Holder:                   o

Principal Amount of
Debenture Purchased:      US$o (the "Principal Amount")

                           ARTICLE 1 - INTERPRETATION

1.1  Definitions

In this Debenture the expressions following shall have the following meanings, namely:

     (a) "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

     (b) "Aggregate Principal Amount" means the principal amount of all Debentures from time to time outstanding;

     (c) "Applicable Legislation" means such provisions of (i) any statute of (A) Canada, a province or territory thereof, or (B) the United States, a State or political subdivision thereof and (ii) regulations under any such statutes as are from time to time in force and applicable to this Debenture;

     (d) "Business Day" means a day, other than Saturday or Sunday on which banking institutions in New York City and Ottawa, Ontario are generally open for business.

     (e) "Change of Control" means, at any time (i) any Person or any Persons acting together that would constitute a "group" for purposes of Section 13(d) under the U.S. Exchange Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the U.S. Exchange Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Corporation; (ii) the Corporation consolidates or amalgamates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates or amalgamates with, or merges with or into, the Corporation, and in any such event any of the outstanding Common Shares are converted into or exchanged for cash, securities or other property, other than (A) any such transaction in which the outstanding Common Shares are converted into or exchanged for, or the assets of the Corporation are exchanged for, voting securities or securities exchangeable at the option of the Holder into voting securities of the surviving or transferee Person constituting a majority of such voting securities (giving effect to such issuance and the exercise of any rights to exchange such securities into voting securities), or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (or similar governing body) of the Corporation (together with any new directors whose election by the shareholders of the Corporation was proposed by a vote of the majority of directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office.

     (f) "Change of Control Date" means the date on which a Change of Control occurs.

     (g) "Common Shares" means the common shares in the capital of the Corporation, provided that in the event of any adjustment pursuant to Section 6.3, "Common Shares" will thereafter mean the shares or other securities resulting from such adjustment including any securities into which Common Shares are reclassified.

     (h) "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     (i) "Conversion Price" means $1.25 per Common Share, subject to adjustment in accordance with Section 6.3.

     (j)  "Current Market Price" as of a particular date (the "Valuation
          Date") shall mean the following: (a) if the Common Shares are then quoted on NASDAQ, the closing price of one Common Share on NASDAQ on the last Trading Day prior to the Valuation Date or, if no such closing price is available, the average of the high bid and the low asked price quoted on NASDAQ on the last trading day prior to the Valuation Date; (b) if the Common Shares are not quoted on NASDAQ and the Common Shares are then listed on the TSX, the closing price of one Common Share on the TSX on the last trading day prior to the Valuation Date; or (c) if the Common Shares are not then listed on the TSX or quoted on NASDAQ, the fair market value of one Common Share as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall respond promptly, in writing, to an inquiry by the Holder as to the Current Market Value of a Common Share as determined by the Board of Directors of the Corporation.

     (k)  "Date of Conversion" has the meaning attributed to such term in
          Section 6.2(b).

     (l) "Debentures" means the 3% Unsecured Convertible Debentures of the Corporation, issued or to be issued by the Corporation in favour of the Holders and includes this Debenture.

     (m) "Debentureholders" or "Holders" means the Persons from time to time entered in the registers hereinafter mentioned as holders of Debentures; "Debentureholder" or "Holder" shall mean the holder of this Debenture.

     (n)  "dollars" or "$" shall mean references to United States dollars.

     (o)  "Event of Default" has the meaning attributed to such term in
          Section 9.1.

     (p)  "Interest" has the meaning attributed to such term in Section
          3.2(2).

     (q) "Interest Conversion Price" at any date ("Interest Valuation Date") means the conversion price determined based on the weighted average trading price per share of the Common Shares during the five consecutive trading days ending on the Date of Conversion on (a) NASDAQ or, (b) the TSX, if the Common Shares are not quoted on NASDAQ and the Common Shares are then listed on the TSX, or (c) if the Common Shares are not then listed on the TSX or quoted on NASDAQ, the fair market value of one Common Share as of the Interest Valuation Date, shall be determined in good faith by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall respond promptly, in writing, to an inquiry by the Holder as to the Interest Conversion Price of a Common
          Share as determined by the Board of Directors of the Corporation.

     (r) "Investor Agreements" means the purchase agreement dated September 15, 2004 between the Corporation and each of the US investors party thereto and the subscription agreements dated September 15, 2004 between the Corporation and each of the Canadian and non-US investors party thereto.

     (s) "Material Adverse Effect" means the result or consequence of any event, act or omission by or affecting the Corporation or any of its property, assets or undertaking, which result or consequence:
          (i) has a material adverse effect or could reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Corporation, of (ii) has materially impaired or could reasonably be expected to materially impair the ability of the Corporation to carry on its business or to perform its obligations herein.

     (t)  "Maturity Date" means September 15, 2009.

     (u)  "NASDAQ" means the Nasdaq National Market or the Nasdaq Small Cap
          Market.

     (v)  "Notice Period" has the meaning attributed to such term in Section
          5.1.

     (w)  "Original Issue Date" means as of September 15, 2004.

     (x) "Permitted Encumbrances" means, as at any time, any liens, charges, encumbrances and/or rights of others incurred in the ordinary course of business for normal operating purposes.

     (y) "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     (z)  "Redemption Date" has the meaning attributed to such term in
          Section 5.2.

     (aa) "Redemption Price" has the meaning attributed to such term in section 5.1(1).

     (bb) "Required Holders" means Holders who hold at least 66 2/3% of the Aggregate Principal Amount including any Holder or group of affiliated Holders collectively owning 20% or more of the Aggregate Principal Amount.

     (cc) "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, by one or more Subsidiaries of such Person or by any combination thereof, (ii) any other Person (other than a partnership) of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by any combination thereof, or (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
          (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     (dd) "this Debenture", "herein", "hereby", "hereof", "hereunder", and similar expressions mean or refer to this Debenture and any indenture, deed or instrument supplemental or ancillary hereto as a whole and are not limited to any particular Article, Section or other subdivision hereof.

     (ee) "Trading Condition" has the meaning attributed to such term in
          Section 5.1(1).

     (ff) "Trading Day" means a day during which the NASDAQ is open for trading and at least one board of the Common Shares has traded on the NASDAQ.

     (gg) "TSX" means the Toronto Stock Exchange.

     (hh) "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     (ii) "U.S. Person" means a U.S. Person as that term is defined in Regulation S of the U.S. Securities Act.

     (jj) "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

1.2  Meaning of "Outstanding"

Each Debenture delivered by the Corporation shall be deemed to be outstanding until it is cancelled, converted or redeemed in full or delivered to the Corporation for cancellation, conversion or redemption for cash consideration or Common Shares, as the case may be, provided that:

     (a) Debentures which have been partially redeemed or converted shall be deemed to be outstanding only to the extent of the unredeemed or unconverted part of the principal amount thereof; and

     (b) when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only the new Debenture shall be counted for the purpose of determining the Principal Amount outstanding.

1.3     Interpretations Not Affected by Headings, etc.

The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4  Monetary References

Any reference in this Debenture to "Dollars", "dollars" or "US$" shall be deemed to be a reference to lawful money of the United States of America and any reference to "Cdn$" shall be deemed to be a reference to lawful money of Canada. Any reference in this Debenture to payments shall be deemed to be a reference to payments in Dollars.

1.5  Day Not a Business Day

In the event that any day on or before which any action is required to be taken or any computation is required to be made hereunder is not a Business Day, then such action or computation shall be required to by taken or made on or before the requisite time on the first Business Day thereafter. If any payment due hereunder is required to be made on any day which is not a Business Day, such payment shall be due and payable on the next succeeding Business Day and interest shall continue to accrue thereon to the date on which such payment is made.

1.6  Invalidity of Provisions

Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdictions shall not affect the validity or enforceability of any other provision hereof.

1.7  Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL

     (1) This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Except as provided in Section 1.7(2), the Corporation and, by its acceptance of this Debenture, the Holder each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgement relating to or arising out of this Debenture and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Corporation and the Holder anywhere in the world by the same methods as are specified for the giving of notices under this Debenture. The Corporation and, by its acceptance of this Debenture, the Holder each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Corporation and, by its acceptance of this Debenture, the Holder each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE CORPORATION AND, BY ITS ACCEPTANCE OF THIS DEBENTURE, THE HOLDER EACH WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     (2) Notwithstanding Section 1.7(1), the Holder shall have the right to bring any suit, action or proceeding against the Corporation in the courts of the Province of Ontario having jurisdiction.

1.8  Successors and Assigns

All covenants and agreements in this Debenture by the Corporation shall bind its successors and assigns (whether by merger, consolidation, amalgamation, operation of law or otherwise), whether expressed or not.

                           ARTICLE 2 - PROMISE TO PAY

2.1  Promise to Pay

     (1) The Corporation, for value received, hereby acknowledges itself indebted and promises to pay to the Holder on the Maturity Date, or on such other date as the Principal Amount becomes payable in accordance with the provisions hereof, the Principal Amount and Interest on the terms set forth in this Debenture.

     (2) Unless otherwise herein specified, all payments of the Principal Amount, Interest and any other amounts payable hereunder shall be paid by wire transfer of Dollars in immediately available funds to an account specified by the Holder.

                           ARTICLE 3 - THE DEBENTURE

3.1  Limitation on Issue and Designation

The Aggregate Principal Amount shall consist of and be limited to US$13,318,750 and the Debentures are hereby designated 3% Unsecured Convertible Debentures due September 15, 2009.

3.2  Terms of the Debenture

     (1) This Debenture shall mature on the Maturity Date, or such other date as specified in this Debenture, at which time the entire outstanding Principal Amount together with all accrued and unpaid Interest shall be paid in full.

     (2) Interest at the rate of 3% per annum shall accrue daily but not be compounded and shall be calculated on the outstanding Principal Amount ("Interest"). The Interest shall accumulate and shall (i) be payable on the Maturity Date, or on such other date as the Principal Amount becomes payable in accordance with the provisions hereof or (ii) be convertible into Common Shares at the Interest Conversion Price in accordance with the terms of Article 6. Interest shall be computed on the actual number of days elapsed over a year consisting of 365 days.

     (3) Overdue amounts (including interest on overdue Interest) shall be payable at a default rate of 10% per annum.

     (4) This Debenture will be redeemable by the Corporation in accordance with the terms of Article 5.

     (5) The Debentureholder shall have the option to convert the Principal Amount into Common Shares at the Conversion Price in accordance with the terms of Article 6. In the event that the Debentureholder exercises this conversion option, the Interest will automatically be converted into Common Shares at the Interest Conversion Price in accordance with the terms of Article 6.

3.3  Change of Control

     (1) Upon the occurrence of a Change of Control, the Debentureholder has a right to require the Corporation to purchase this Debenture. The terms and conditions of such right are set forth below:

     (a) Upon the occurrence of a Change of Control, the Debentureholder shall have the right (the "Put Right") to require the Corporation to purchase all or any part of this Debenture in accordance with the requirements of Applicable Legislation at a cash price equal to 101% of the Principal Amount plus all accrued and unpaid Interest thereon, to but excluding, the Put Date (the "Put Price") as specified below.

     (b) The Corporation will, as soon as practicable after the occurrence of a Change of Control, and in any event no later than two Business Days thereafter, give written notice to the Debentureholder of the Change of Control (the "Change of Control Notice"). The Change of Control Notice shall be prepared by the Corporation and shall (i) include a description of the Change of Control, (ii) specify the date (the "Put Date"), which shall be the 30th day following the Change of Control, on which the Corporation will purchase all or part of this Debenture from the Holder, (iii) include a statement that the Holder will be entitled to withdraw his election to require the Corporation to repurchase all or any part of this Debenture if the Corporation receives, no later than the close of business on the third Business Day immediately preceding the Put Date, a facsimile transmission or letter setting forth (A) the name of the Holder, (B) the Principal Amount delivered for purchase and (C) a statement that the Holder is withdrawing the election to have such Debenture purchased and (iv) contain a description of the rights of the Corporation to redeem untendered Debentures in accordance with
          Section 3.3(d) hereof.

     (c) To exercise the Put Right, the Debentureholder must deliver to the Corporation, at least ten Business Days prior to the Put Date (the "Exercise Expiration Date"), written notice of the Holder's exercise of such right in the form attached as Schedule A together with the Debenture with respect to which the right is being exercised.

     (d) If 90% or more of the Aggregate Principal Amount outstanding on the date the Corporation provides notice of a Change of Control has been tendered for purchase pursuant to the put provisions contained herein and in the other Debentures on or prior to the Exercise Expiration Date and the Debentureholder has not exercised its Put Right hereunder with respect to all of the outstanding Principal Amount, the Corporation shall have the right, exercisable upon written notice to the Debentureholder, to redeem all the remaining outstanding Principal Amount on the Put Date at the Put Price (the "90% Redemption Right") provided that the Corporation simultaneously redeems all of the remaining outstanding Aggregate Principal Amount.

     (e) If the Corporation elects to exercise the 90% Redemption Right and acquire the remaining outstanding Principal Amount, the Corporation shall within two Business Days after the Exercise Expiration Date provide written notice to the Holder (the "Exercise Notice"), which shall specify that:

          (i) the Corporation is exercising the 90% Redemption Right and will purchase all remaining outstanding Debentures on the Put Date at the Put Price (and the Corporation shall include in such notice a calculation of the Holder's Put Price);

          (ii) the Holder must transfer this Debenture to the Corporation on the same terms as the holders that exercised their respective put rights in the other Debentures and must send this Debenture, duly endorsed for transfer, or its duly endorsed form of transfer, as applicable, to the Corporation within five Business Days after the date of the Exercise Notice; and

          (iii) the rights of the Holder under this Debenture shall cease as of the Put Date provided the Corporation has paid the Put Price to, or to the order of, the Holder and thereafter this Debenture shall not be considered to be outstanding and the Holder shall not have any right except to receive the Put Price upon surrender and delivery of this Debenture in accordance with the provisions hereof.

     (f) If the Holder has exercised the Put Right and has delivered this Debenture to the Corporation pursuant to Section 3.3(1)(c) or if the Corporation has exercised the 90% Redemption Right, the Corporation shall pay or cause to be paid to the Holder the Put Price on the Put Date.

     (g) In the event that the Holder elects to have only part of this Debenture purchased by the Corporation in accordance with this
          Section 3.3 upon surrender of this Debenture for payment of the Put Price, the Corporation shall execute and deliver without charge to the Holder or upon the Holder's order, one or more new Debentures for the portion of the Principal Amount not purchased.

     (h) Subject to Section 3.1(g), in the event that either (i) the Holder has exercised its Put Right hereunder with respect to the entire outstanding Principal Amount or (ii) the Corporation has elected to redeem the Debenture in accordance with Section 3.3(1)(e), the outstanding Principal Amount shall become due and payable at the Put Price on the Put Date, in the same manner and with the same effect as if it were the Maturity Date, anything herein to the contrary notwithstanding, and from and after payment of the Put
          Price to the Holder on the Put Date, Interest shall cease to accrue on this Debenture.

     (i) In case the Holder shall fail to surrender this Debenture as specified herein or shall not within such time accept payment of the moneys payable hereunder, or give such receipt therefor, if any, as the Corporation (acting reasonably) may require, such moneys may be set aside in trust, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall cease to be outstanding and the Debentureholder shall have no other right except to receive payment of the moneys so paid and deposited upon surrender and delivery up of this Debenture. In the event that any money required to be deposited hereunder with any depositary or paying agent shall remain so deposited for a period of ten years from the Put Date, then such moneys, together with any accumulated interest thereon, shall at the end of such period, and subject to the requirements of applicable law, be paid over to the Corporation and thereafter the Holder shall look only to the Corporation for the payment of such amounts.

     (j) Subject to the provisions above related to a partial redemption of this Debenture, upon redemption of this Debenture as provided in this Section 3.3, this Debenture shall be cancelled and no Debentures shall be issued in substitution therefor.

     (k) The Corporation will comply with all Applicable Legislation in the event that the Corporation is required to repurchase any Principal Amount pursuant to this Section 3.3.

3.4  Evidence of Indebtedness

This Debenture shall evidence the obligations of the Corporation to the Debentureholder hereunder. In addition, the Corporation shall maintain accounts and records evidencing the obligations of the Corporation to the Debentureholder hereunder at its registered office at the address shown above. The Corporation's accounts and records shall constitute prima facie evidence of the obligations owed to the Debentureholder hereunder in the absence of manifest error.

3.5  Mutilation, Loss, Theft or Destruction

In the event this Debenture shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in the same form as the mutilated Debenture and the Holder of the new Debenture shall be entitled to the same benefits as included in the mutilated Debenture. In case of loss, theft or destruction, the applicant for a substituted Debenture shall furnish to the Corporation evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to the Corporation acting reasonably and shall also furnish an indemnity satisfactory to the Corporation acting reasonably. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

3.6  No Voluntary Prepayment

The Corporation shall not be entitled to voluntarily prepay any amounts outstanding hereunder prior to the Maturity Date.

3.7  Canadian Transfer Restrictions

     (1) In order to ensure compliance with Applicable Legislation, no direct or indirect sale or transfer of Debentures or the underlying Common Shares shall be permitted from or by a registered Holder whose address is in Canada to a purchaser or transferee whose address is in Canada (or who is a resident of Canada) or to a purchaser or transferee whose address is in the United States (or who is a resident of the United States) unless it is made in compliance with Applicable Legislation. Each Debentureholder in Canada, by its acceptance of the Debenture, shall be deemed to have acknowledged and agreed that if the Debentureholder is a resident of Canada it shall not transfer this Debenture or underlying Common Shares except as provided in the immediately preceding sentence. Each Debenture originally issued to a person within Canada and all Debentures issued in exchange therefor or in substitution thereof or upon transfer thereof, shall bear the legends or similar legends to those set forth below (the "Canadian Legend"):

(a) "UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 17, 2005."

(b) "THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES ISSUED UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

     (2) In the event that the Common Shares issuable upon the conversion of this Debenture or Interest are issued prior to the date which is four months and one day after the date issue the Common Shares shall in addition to the legends in Section 3.7(1)(a) and (b), bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

     (3) In the event that the Common Shares issuable upon the conversion of this Debenture and Interest are issued after the date which is four months and one day after the date of issue, the Common Shares shall bear the legends set forth below (the "Modified Canadian Legend"):

(a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."


(b) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION

THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION OR
(3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

     (4) With respect to the Canadian Legend and the Modified Canadian Legend, provided that either (i) a registration statement is declared effective by the United States Securities and Exchange Commission with respect to the Common Shares issuable upon the conversion of this Debenture, and receipt by the Corporation of the Holder's written confirmation that such Common Shares will not be disposed of except in compliance with the prospectus delivery requirements of the U.S. Securities Act or (ii) Rule 144(k) becoming available, then the legend in Section 3.7(1)(b) or Section 3.7(2)(b) above may be removed.

     (5) If the Common Shares issuable upon the conversion of the Debenture or the Interest are being sold outside the United States in accordance with Rule 903 or 904 of Regulation S, the legends in Section 3.7(1)(b) or Section 3.7(2)(b) above may be removed by providing a declaration to the Corporation's registrar and transfer agent in the form attached as Schedule B hereto.

3.8  United States and European Transfer Restrictions

     (1) In order to ensure compliance with Applicable Legislation and applicable United States securities laws, no direct or indirect sale, transfer or repurchase of this Debenture or the underlying Common Shares shall be permitted from or by a registered holder whose address is in the United States to a purchaser or transferee whose address is in the United States (or who is a resident of the United States) or to a purchaser or transferee whose address is in Canada (or who is a resident of Canada)or to a purchaser or transferee who address is in Switzerland unless it is made in compliance with Applicable Legislation, applicable United States securities laws or other applicable securities laws. Each Debentureholder in the United States and Europe, by its acceptance of this Debenture, shall be deemed to have acknowledged and agreed that if the Debentureholder is a resident of United States or Europe it shall not transfer the Debenture or underlying Common Shares except as provided in the immediately preceding sentence. Each Debenture originally issued to a person within the United States or Europe and all Debentures issued in exchange therefor or in substitution thereof or upon transfer thereof shall bear the following or similar legends set forth below (the "U.S. Legend"):

(a) "THE HOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS, ACKNOWLEDGES, AND AGREES THAT IT WILL NOT AND WILL NOT BE ENTITLED TO, DIRECTLY OR INDIRECTLY, SELL OR TRANSFER THE SECURITIES INTO CANADA OR TO RESIDENTS OF CANADA, EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS. NO SALE OR TRANSFER INTO CANADA OR TO A CANADIAN RESIDENT

WILL BE REGISTERED BY WORLD HEART CORPORATION'S TRANSFER AGENT AND ANY ATTEMPT TO EFFECT SUCH A TRANSFER IS INVALID UNLESS MADE IN COMPLIANCE WITH THE ABOVE-NOTED RESTRICTIONS. "

(b) "UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 17, 2005."

(c) "THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES ISSUED UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

     (2) In the event that the Common Shares issuable upon the conversion of this Debenture or Interest are issued prior to the date which is four months and one day after the date issue the Common Shares shall in addition to the legends in Section 3.8(1)(a), (b) and (c), bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

     (3) In the event that the Common Shares issuable upon the conversion of any Debenture and the Interest are issued after the date which is four months and one day after the date of issue the Common Shares shall bear the legends set forth below (the "Modified U.S. Legend"):

(a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

(b) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE

TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

(4) With respect to the U.S. Legend and the Modified U.S. Legend, provided that either (i) a registration statement is declared effective by the United States Securities and Exchange Commission with respect to the Common Shares issuable upon the conversion of this Debenture, and receipt by the Corporation of the Holder's written confirmation that such Common Shares will not be disposed of except in compliance with the prospectus delivery requirements of the U.S. Securities Act or (ii) Rule 144(k) becoming available, then the legend in
Section 3.8(1)(c) and Section 3.8(3)(b) above may be removed.

                       ARTICLE 4 - TRANSFER AND OWNERSHIP

4.1  Registration of Debentures

     (1) The Corporation shall cause to be kept by and at the Corporation's registered office, a register in which shall be entered the names and address of the Holders and particulars of the Debentures held and of all transfers of the Debentures

     (2) No transfer of a Debenture shall be valid unless made by the registered Holder or such Holder's executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation, acting reasonably, together with a duly executed form of transfer acceptable to the Corporation, acting reasonably, and recorded on such register referred to in Section 4.1(1).

4.2  Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Corporation and upon compliance with all other conditions, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous Holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

4.3  No Notice of Trusts

The Corporation shall not be bound to take notice of or see to the execution of any trust whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the Holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

4.4  Registers Open for Inspection

The registers referred to in Sections 4.1 and 4.2 shall at all reasonable times be open for inspection by the Corporation to any Debentureholder.

4.5  Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Corporation shall not make any charge for its services provided however that the Holder shall be responsible for any stamp taxes or governmental or other charges required to be paid as a result of such exchange, registration, transfer or discharge from registration.

4.6  Ownership of Debentures

     (1) Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all the purposes of this Debenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered Holder.

     (2) The registered Holder for the time being of any registered Debenture shall be entitled to the Principal Amount and the Interest evidenced by the Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Holder thereof and all persons may act accordingly and the receipt of any such registered Holder for any such Principal Amount or the Interest shall be a good discharge to the Corporation for the same and the Corporation shall be bound to inquire into the title of any such registered Holder.

     (3) Where a Debenture is registered in more than one name, the Principal Amount and Interest from time to time payable in respect thereof may be paid to the order of all such Holders, failing written instructions from them to the contrary, and the receipt by any one of such Holders thereof shall be a valid discharge, to the Corporation.

     (4) In the case of the death of one or more joint Holders of any Debenture the Principal Amount and the Interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered Holders and the receipt by any such survivor or survivors thereof shall be a valid discharge to the Corporation.

                       ARTICLE 5 REDEMPTION OF DEBENTURES

5.1  Redemption Provisions

     (1) Subject to the provisions of Sections 5.1(2) through 5.1(6), in the event that the closing price of the Common Shares as traded on NASDAQ (or such other exchange or stock market on which the Common Shares may then be listed or quoted) equals or exceeds $3.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Shares occurring after the date hereof) for 20 consecutive Trading Days (the "Trading Condition"), the Corporation, upon not less than 30 days and not more than 60 days prior written notice (the "Notice Period") given to the Debentureholder within two Business Days following the 20 Trading Day period, shall have the right at its option to redeem this Debenture at a redemption price equal to 100% of the Principal Amount to be redeemed plus accrued Interest thereon to but excluding the Redemption Date (the "Redemption Price") as provided below.

     (2) No more than the lesser of (i) 20% of the Aggregate Principal Amount initially issued to Debentureholders plus any accrued Interest, or (ii) the remaining Aggregate Principal Amount then held by the Debentureholders plus any accrued Interest, may be redeemed by the Corporation in any three-month period and the Corporation may not redeem additional Debentures in any subsequent three month period unless all the conditions are again met (including without limitation, the Trading Condition) at the time any subsequent redemption notice is given.

     (3) It is a condition of the Corporation's exercising its rights under this Section 5.1 that either (i) the Common Shares issuable upon conversion of this Debenture are registered pursuant to an effective registration statement which is available for sales of Common Shares during the Notice Period, (ii) the Holder has voluntarily declined registration of the Common Shares issuable upon conversion of this Debenture, or (iii) the Common Shares issuable upon conversion of this Debenture may be freely traded in the United States by the Holder thereof.

     (4) Notwithstanding Section 6.1(1), the Holder shall have the right to convert all or any part of that portion of the Principal Amount being redeemed plus any Interest attributable thereto, at any time prior to 5:00 p.m. (Ottawa time) on any Redemption Date, in accordance with Section 6 of this Debenture.

     (5) With respect to all Debentureholders, the Corporation must simultaneously redeem all Debentures on a pro rata basis on the same terms except as set forth in Section 5.1(4).

5.2  Notice of Redemption

If the Corporation elects to redeem all or part of this Debenture in accordance with its rights as set forth in Section 5.1, notice of redemption in the form of Schedule C attached hereto (the "Redemption Notice") of this Debenture shall be given to the Holder at least 30 days and not more than 60 days prior to the date fixed for redemption (the "Redemption Date") in the manner provided in Section
12.2. Every such notice from the Corporation shall specify the Principal Amount and the Aggregate Principal Amount called for redemption, the Redemption Date, the Redemption Price, Interest up to the Redemption Date, the right of the Holder to convert such Debenture and Interest as provided for in Article 6, the place of payment and shall state that the Interest upon the Principal Amount called for redemption shall cease to be payable from and after the Redemption Date.

5.3  Debenture Due on Redemption Dates

Notice having been given as aforesaid, all or any portion of this Debenture so called for redemption shall thereupon be and become due and payable at the Redemption Price on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the Maturity Date, anything herein to the contrary notwithstanding, and from and after payment to the Holder of the Principal Amount called for redemption and the Interest thereon on the Redemption Date, Interest upon all or any portion of this Debenture so redeemed shall cease.

5.4  Failure to Surrender Debenture Called for Redemption

In the event the Holder fails on or before the Redemption Date to so surrender this Debenture, or shall not within such time accept payment of the Redemption Price payable, or take delivery of the cash, or give such receipt therefor, if any, as the Corporation (acting reasonably) may require, such redemption moneys may be set aside in trust, without interest, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside and, to that extent, this Debenture shall cease to be outstanding and the Holder shall have no other right except upon surrender and delivery of this Debenture to receive payment out of the moneys so paid and deposited, of the Redemption Price. Such moneys shall remain so deposited for a period of ten years from the Redemption Date, then such moneys, together with any accumulated Interest thereon, shall at the end of such period, and subject to the requirements of applicable law, be paid over to the Corporation and thereafter the Holder shall look only to the Corporation for the payment of such amounts.

5.5  Cancellation of Debenture Redeemed

Subject to the provisions of Sections 5.1(2) and 5.1(4) as to Debentures redeemed or purchased in part, upon redemption of this Debenture as provided in this Article 5, this Debenture shall be cancelled and no Debentures shall be issued in substitution therefor.

                       ARTICLE 6 CONVERSION OF DEBENTURES

6.1  Applicability of Article

     (1) Subject to the provisions of Article 5, at the option of the Holder at any time and from time to time before 5:00 p.m. (Ottawa time) on the Maturity Date, the outstanding Principal Amount shall be converted at any time, in whole or in part in minimum increments of $100,000 or the remaining Principal Amount if less than $100,000, into Common Shares, at a conversion rate obtained by dividing the Principal Amount of this Debenture being converted by the Conversion Price, subject to adjustment in accordance with Section 6.3.

     (2) In the event that the Holder converts all or part of the Principal Amount into Common Shares as contemplated in Section 6.1(1) above, the Interest on the converted part of the Debenture will be automatically converted into Common Shares at the Interest Conversion Price.

6.2  Manner of Exercise of Right to Convert

     (a) If the Holder desires to convert all or any part of this Debenture into Common Shares, it shall surrender this Debenture to the Corporation at the Corporation's registered office together with the conversion form in Schedule D or any other written notice in a form satisfactory to the Corporation (the "Conversion Notice"), in either case duly executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Corporation, acting reasonably, exercising the Holder's right to convert this Debenture in accordance with the provisions of this
          Article 6. Thereupon such Holder, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Corporation, or such Holder's transferee (if applicable) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 6.2(b)) as the Holder of the number of Common Shares into which the converted Principal Amount and the applicable Interest are convertible in accordance with the provisions of this Article 6 and, as soon as practicable thereafter, the Corporation shall deliver to such Holder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares.

     (b) For the purposes of this Article 6, this Debenture shall be deemed to be surrendered for conversion on the date (herein called the "Date of Conversion") on which it is so surrendered in accordance with the provisions of this Article 6 and, in the case that this Debenture is so surrendered by post or other means of transmission, on the date on which it is received by the Corporation at its registered office; provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the Person entitled to receive Common Shares shall become the Holder or Holders of record of such Common Shares as at the date on which such registers are next reopened.

     (c) Notwithstanding any other provision contained herein, in the event of redemption, the Holder of any Debenture of which only a part is converted shall, upon the exercise of the Holder's right of conversion, surrender the said Debenture to the Corporation, and the Corporation shall cancel the same and shall without charge forthwith certify and deliver to the Holder a new Debenture or Debentures in the principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

6.3  Adjustment of Conversion Price

     The rights of the holder of any Debenture, including the number of Common Shares issuable upon the conversion of such Debenture and the Conversion Price payable on conversion of such Debenture, shall be adjusted from time to time in the events and in the manner provided in, and in accordance with, this Section 6.3.

     (a) If the Corporation shall, at any time or from time to time prior to the Redemption Date or Maturity Date, pay a dividend or make a distribution on its Common Shares, subdivide its outstanding Common Shares into a greater number of shares, or combine its outstanding Common Shares into a smaller number of shares or issue, by reclassification of its outstanding Common Shares, any shares of its capital stock (including any such reclassification in connection with a consolidation, merger or amalgamation in which the Corporation is the continuing corporation), then the number of Common Shares issuable upon conversion of the Debenture and the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Corporation so that the Debentureholder thereafter exercising the Debenture shall be entitled to receive the number of Common Shares or other capital stock which the Debentureholder would have received if the Debenture had been converted immediately prior to such event upon payment of an Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Debentureholder as determined in good faith by the directors of the Corporation. Such adjustments shall be made successively whenever any event listed above shall occur.

     (b) If any capital reorganization, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with another corporation in which the Corporation is not the survivor, or amalgamation with, or sale, transfer or other disposition of all or substantially all of the Corporation's assets to another corporation shall be effected prior to the Redemption Date or Maturity Date, then, as a condition of such reorganization, reclassification, consolidation, merger, amalgamation, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Debentureholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Common Shares immediately theretofore issuable upon conversion of the Debenture, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Common Shares equal to the number of Common Shares immediately theretofore issuable upon conversion of the Debenture, had such reorganization, reclassification, consolidation, merger, amalgamation, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Debentureholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion thereof. The Corporation shall not effect any such consolidation, merger, amalgamation, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation, merger or amalgamation, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of such Holder appearing on the books of the Corporation, such shares, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the other obligations under the Debenture. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, amalgamations, sales, transfers or other dispositions.

     (c) In case the Corporation shall fix a payment date prior to the Redemption Date or Maturity Date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation, merger or amalgamation in which the Corporation is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 6.3(a)), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Common Shares outstanding multiplied by the Current Market Price per Common Share immediately prior to such payment date, less the fair market value (as determined by the directors of the Corporation in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Shares outstanding multiplied by such Current Market Price per share of Common Shares immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

     (d) For the term of this Debenture, in addition to the provisions contained above, the Conversion Price shall be subject to adjustment as provided below. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

     (e)  In the event that, as a result of an adjustment made pursuant to this
          Section 6.3, the Holder shall become entitled to receive any shares of capital stock of the Corporation other than Common Shares, the number of such other shares so receivable upon conversion of the Debenture shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in the Debenture.

(2) At least ten days before the earlier of the effective date of or record date for any event referred to in this Section 6.3 that requires or might require an adjustment in any of the rights under this Debenture or such longer notice period as may be applicable in respect of notices required to be delivered by the Corporation to holders of its Common Shares, the Corporation will give notice to the Debentureholders of the particulars of such event and, to the extent determinable, any adjustment required and a description of how such adjustment will be calculated.

Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Corporation will give notice to the Holder of such adjustment.

6.4  No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of this Debenture and Interest pursuant to this Article 6. The number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the Principal Amount to be converted and applicable Interest. If any fractional interest in a Common Share would, except for the provisions of this
Section 6.4, be deliverable upon the conversion of any Principal Amount and the Interest, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the Holder of an amount equal to the fractional interest which would have been issuable in respect of the conversion of such Principal Amount multiplied by the Conversion Price plus the fractional interest which would have been issuable in respect of the conversion of the Interest multiplied by the Interest Conversion Price.

6.5  Corporation to Reserve Common Shares

The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of this Debenture and the Interest as provided in this Article 6, and conditionally allot to Holders who may exercise their conversion rights hereunder, such number of Common Shares as could be issuable upon the conversion of all outstanding Debentures and the interest thereon. The Corporation covenants that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

6.6  Cancellation of Converted Debentures

Subject to Section 6.2(c), all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Corporation and no Debenture shall be issued in substitution therefor.

6.7  Certificate as to Adjustment

The Corporation shall from time to time after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.3, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Holders in the manner provided in Section 6.3 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

6.8  Notice of Special Matters

The Corporation covenants that so long as any Debenture remains outstanding, it will give notice to the Holders in the manner provided in Section 12.2, of its intention to fix a record date for any event referred to in Section 6.3(a), (b) or (c) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.



          ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF THE
                                   CORPORATION

7.1  Representations and Warranties of the Corporation

The Corporation represents and warrants to the Holder that:

     (1) there is no Event of Default under this Debenture nor has the Corporation done or omitted to do anything which, with the giving of notice or the passage of time, or both, would constitute such an Event of Default or breach; and

     (2) there are no encumbrances on any of the property, assets or undertaking of the Corporation other than Permitted Encumbrances.

                     ARTICLE 8 COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees for the benefit of the Holder, that so long as this Debenture remains outstanding:

8.1  To Pay Principal Amount and Interest

The Corporation will duly and punctually pay or cause to be paid to the Debentureholder when due the Principal Amount and the Interest thereon, at the places and in the manner mentioned herein.

8.2  To Give Notice of Default

The Corporation shall notify the Holder in writing immediately upon obtaining knowledge of any Event of Default hereunder or any event, which with the passing of time, the giving of notice, or both would become an Event of Default.

8.3  Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will at all times maintain its corporate existence, carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries respective existences and rights.

8.4  Additional Covenants

     (a) Neither the Corporation nor any of its Subsidiaries will, without the prior written consent of the Holder, incur or create any further or additional indebtedness or become liable under any indebtedness except pursuant to the Debentures and except in the normal course of business for general working capital and normal operating purposes.

     (b) Neither the Corporation nor any of its Subsidiaries will, without the prior written consent of the Holder, create, incur, assume, suffer or permit to exist any liens or encumbrances upon or assign or transfer as security or pledge or hypothecate any of its property, assets or undertaking except for Permitted Encumbrances.

     (c) The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

     (d) The Corporation shall deliver to the Holders within 60 days after the end of each fiscal year of the Corporation a certificate of an officer of the Corporation stating that the Corporation has complied with, in all material respects, all requirements of the Corporation contained in the Debentures that, if not complied with, in all material respects, would, with the giving of notice, lapse of time, or otherwise, constitute an Event of Default. If an Event of Default or any event, which with the passing of time, the giving of notice, or both, would become an Event of Default, shall have occurred, the certificate shall describe the nature and particulars thereof and its current status and steps taken or proposed to be taken to eliminate such circumstances and remedy such circumstances, as the case may be.

     (e) The Corporation is duly authorized to create and issue the Debentures and the Debentures constitute valid and binding obligations enforceable against the Corporation in accordance with their terms.

     (f) The Corporation will make all requisite filings, including filings with appropriate securities regulatory authorities, in connection with the conversion of the Principal Amount and/or the Interest into Common Shares.

     (g) The Corporation will use its best commercial efforts to ensure that all Common Shares outstanding or issuable from time to time include the Common Shares issuable upon conversion of the Principal Amount and the Interest continue to be or are listed for trading on NASDAQ and the TSX.

     (h) The Corporation will perform and carry out all actions and things to be done by it as provided in the Debentures and will not take any action which might reasonably be expected to deprive the Debentureholders of their rights under the Debentures including the right to convert the Principal Amount and Interest into Common Shares in accordance with the provisions of this Debenture.

     (i) The Corporation shall duly and punctually pay all sums of money due by it under the terms of this Debenture at the times and places and in the manner provided for by this Debenture and shall duly and punctually perform and observe all other obligations on its part to be performed or observed hereunder at the times and in the manner provided for herein.

     (j) Subject to applicable securities laws, the Corporation shall provide notice to the Holder of a Change of Control within five Business Days after it has taken any action in furtherance of, or indicated its consent to, approval of, or acquiescence to, such Change of Control, unless the disclosure of such Change of Control has been made public by the dissemination of a press release in both Canada and the United States.

                              ARTICLE 9 - DEFAULT

9.1  Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an "Event of Default":

     (a) a breach of any covenant set forth in Article 8 and failure to cure such breach within 30 days of notice from a Debentureholder;

     (b) failure to pay the Principal Amount and/or failure for five days to pay the Interest, when due whether at maturity, upon redemption, by acceleration or otherwise;

     (c) if a decree or order of a court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws of Canada or any province thereof, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 45 days or any substantial part of the property of the Corporation shall be sequestered or attached and shall not be returned to the possession of the Corporation or released from such attachment, as the case may be, whether by filing of a bond or stay or otherwise within 45 consecutive days thereafter;

     (d) if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws of Canada or any province thereof, or consents to the filing of any such petition or to the appointment of a receiver, or liquidator or trustee or assignee in bankruptcy or insolvency for it, or of any substantial part of the property of the Corporation or makes a general assignment for the benefit of creditors, or is unable to or admits in writing its inability to pay its debts generally as they become due, or any corporate action shall be taken by the Corporation in furtherance of any of the aforesaid actions;

     (e) if, after the date hereof, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction;

     (f) the Corporation and/or any of its Subsidiaries fail to make a required payment or payments on indebtedness for borrowed money of $100,000 or more in aggregate principal amount and such failure continues for more than 15 days;

     (g) there shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Corporation or its Subsidiaries of $100,000 or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within 15 days of receipt by the Corporation or a Subsidiary of notice of such acceleration);

     (h) a final, non-appealable judgement which, in the aggregate with other outstanding final judgements against the Corporation and its Subsidiaries, exceeds $100,000 shall be rendered against the Corporation or a Subsidiary and within 60 days after the entry thereof, such judgement is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of such stay, such judgement is not discharged;

     (i) if a resolution is passed for the winding-up or liquidation of the Corporation or the Corporation is dissolved, liquidated, terminated or wound up;

     (j) if any representation or statement of fact made in the Investor Agreements or furnished to the Holder in writing at any time by or on behalf of the Corporation proves to be false in any material respect when made or furnished;

     (k) if the Corporation fails to observe or perform in any material respect any of the its covenants contained in the Investor Agreements, the Warrants or this

          Debenture (other than a failure which is covered by Sections 9.1(a) and 9.1(b)), and such failure continues for 30 days after receipt by the Corporation of notice thereof;

     (l) the occurrence of any event which has a Material Adverse Effect; provided that if in the reasonable opinion of the Debentureholder such Material Adverse Effect is capable of cure, such Material Adverse Effect has not been cured within 10 Business Days following notice thereof by the Holder to the Corporation;

     (m) the occurrence of an "Event of Default", under and as defined in any other Debenture;

     (n) if the Common Shares cease for any reason to be quoted on NASDAQ or a US stock exchange.

     Upon the occurrence of an Event of Default, the Holder may (i) declare the Principal Amount and Interest to be immediately due and payable, provided that if any Event of Default specified in this Sections 9.1(c) or
     (d) shall occur then the Principal Amount and Interest shall, to the extent permitted by applicable law, be and become immediately due and payable without any declaration or other act on the part of the Holder and (ii) commence such litigation or proceedings as it may consider appropriate against the Corporation without any additional notice, presentation, demand, protect, or notice of dishonour, all of which are hereby expressly waived by the Corporation. In addition to the foregoing, in the event of the institution of any proceeding against the Corporation making an assignment for the general benefit of creditor or otherwise voluntarily initiating any proceeding in respect of its property or creditors under any law relating to bankruptcy or insolvency, the effect of which is to cause an automatic stay to come into effect with respect to the Corporation, or an actual or deemed entry of an order for relief with respect to any proceeding instituted by or against the Corporation under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada) (as amended, supplemented or replaced from time to time), as may be applicable, or any other applicable bankruptcy or insolvency laws which provide for an automatic state, the Principal Amount and Interest shall automatically become due and payable, without presentment, demand, protect or any notice of any kind, all of which are hereby expressly waived by the Corporation. The rights and remedies of the Holder hereunder are cumulative and are in addition to and not in substitution of any other rights or remedies provided by law.

9.2  Notice of Events of Default

If an Event of Default shall occur and be continuing the Corporation shall forthwith, give notice of such Event of Default to the Debentureholders in the manner provided in Section 12.2.

9.3  Waiver of Default

     (1) No waiver of any Event of Default shall be effective unless such waiver is provided to the Corporation in writing and signed by the Holder. Then such waiver of an Event of Default shall only be effective in respect of such Holder's Debenture if a waiver of such Event of Default is received from all Holders then outstanding.

     (2) Any such waiver shall extend only to the specific Event of Default and shall not be deemed to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

9.4  Remedies Cumulative

No remedy herein conferred upon or reserved to the Corporation, or upon or to the Holder is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

9.5  Rights of Holder to Receive Payment

Notwithstanding any other provision of this Debenture, the right of the Holder to receive payment of the Principal Amount and Interest on or after the respective due date expressed in this Debenture (or, in the case of redemption, on the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

9.6  Delay or Omission Not Waiver

No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

9.7  Certain Waivers

The Corporation hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonour of this Debenture and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Debenture.

                             ARTICLE 10 - DISCHARGE

10.1 Cancellation and Destruction

This Debenture shall forthwith after payment of all the obligations owing hereunder including payment of the Principal Amount and Interest is delivered to the Holder shall be cancelled by Corporation. All Debentures cancelled or required to be cancelled shall be destroyed by the Corporation.

                            ARTICLE 11 - SUCCESSORS

11.1 Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

Subject to the provisions of Article 6, the Corporation shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a "Successor") whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:

     (1) prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor shall have executed such instruments and done such things as, in the opinion of counsel to the Holder, are necessary or advisable to establish that upon the consummation of such transaction:

     (a) the Successor will have assumed all the covenants and obligations of the Corporation under this Debenture;

     (b) the Debentures will be valid and binding obligations of the Successor entitling the Holders thereof, as against the Successor, to all the rights of Debentures;

     (c) in the case of the entity organized otherwise than under the laws of the Province of Ontario, the successor shall attorn to the jurisdiction of the courts of the Province of Ontario;

     (d) no Event of Default or event which, with the giving of notice, the lapse of time, or both, would become an Event of Default shall have occurred and be continuing or shall result from any such transaction (after giving effect thereto);

     (e) the Common Shares or other securities issuable upon conversion of this Debenture as a result of such transaction shall be quoted on NASDAQ or a US stock exchange; and

     (2) such transaction, in the opinion of counsel of the Holder, shall be on such terms as to substantially preserve and not materially and adversely impair any of the rights and powers of the Holder hereunder.

11.2 Vesting of Powers in Successor

Whenever the conditions of Section 11.1 hereof shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Debenture with the same effect as though the Successor had been named as the Corporation herein and thereafter the Corporation shall be relieved of all obligations and covenants under this Debenture.

                              ARTICLE 12 - NOTICES

12.1     Notice to Corporation

Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation shall be deemed to be validly given if delivered by hand courier or if transmitted by facsimile to:

if to the Corporation:

                         World Heart Corporation
                         1 Laser Street
                         Ottawa, Ontario, Canada K2E 7V1
                         Attention:       Chief Financial Officer

                         Facsimile:       613-723-8522

                         with a copy to:

                         McCarthy Tetrault LLP
                         40 Elgin Street, Suite 1400
                         Ottawa, Ontario K1P 5K6
                         Attention:       Virginia K. Schweitzer

                         Facsimile:       613-563-9386

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if telecopied the day of transmission or, if such day is not a Business Day, on the first Business Day following the day of transmission; provided that if such notice is delivered or facsimile after 4 p.m. (Toronto Time), such notice will be deemed to be received on the next Business Day. The Corporation may from time to time notify the other in the manner provided in this Section 12.1 of a change of address which from the effective date of such notice and until changed by like notice, shall be the address of the Corporation for all purposes of this Debenture.

12.2 Notice to Holder

     (1) All notices to be given hereunder with respect to this Debenture shall be deemed to be validly given to the Holder if sent by first class mail, postage prepaid, by letter or circular addressed to such Holder at its post office address appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three Business Days following the day of mailing.

     (2) All notices with respect to any Debenture may be given to whichever one of the Holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all Holders interested in such Debenture.

                              ARTICLE 13 - GENERAL

13.1 Formal Date

For the purpose of convenience this Debenture may be referred to as bearing the formal date of September 15, 2004, irrespective of the actual date of execution hereof.

13.2 Fees and Disbursements

The Corporation shall pay all reasonable legal and other professional fees and disbursements incurred by the Debentureholder in respect of the preparation of this Debenture, and any other documentation contemplated hereunder, and the enforcement of the Debentureholder's rights hereunder.

13.3 Further Assurances

The Corporation hereby covenants and agrees that it will at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all and singular such further acts, deeds, transfers, assignments and assurances as the Holder may reasonably require for the better assuring, mortgaging, charging, transferring, assigning, confirming and granting a security interest unto the Holder.

13.4 Amendments

     (1) Except as set forth in Section 13.4(2), this Debenture may only be amended by written agreement signed by the Corporation and the Required Holders provided that such amendment is binding on all Debentures then outstanding.

     (2) Except as provided in Section 6.3, amendments to the Debentures with respect to (i) Principal Amount, (ii) Interest, (iii) Maturity Date, (iv) Conversion Price, (v) Redemption Price, and (vi) this Section 13.4(2), may only be made by written agreement signed by the Corporation and all Debentureholders holding Debentures then outstanding.

13.5 Assignments

The Holder may assign, transfer and deliver all of its rights hereunder, any of the Principal Amount and/or Interest or any documents held by it in respect thereof without the consent of the Corporation; provided, however that such assignment, transfer or delivery complies in all material respects with the requirements of applicable law and the terms of this Debenture. The Corporation shall not assign any of its rights or obligations hereunder without the prior written consent of the Holder.

IN WITNESS WHEREOF the Corporation has caused this Debenture to be signed by its proper officer or officers duly authorized in that behalf as of the date first shown above.

                                                 WORLD HEART CORPORATION


                                                 By:
                                                    --------------------------
                                                    Authorized Signing Officer

                                   SCHEDULE A

                         FORM OF NOTICE OF PUT EXERCISE



                               PUT EXERCISE NOTICE

To:       WORLD HEART CORPORATION
Note: All capitalized terms used herein have the meaning ascribed thereto in the Debenture (as defined below), unless otherwise indicated.

The undersigned registered holder of a 3% unsecured convertible debenture dated as of September 15, 2004 (the "Debenture") bearing Certificate No. o irrevocably elects to put such Debenture (or $o principal amount thereof*) to World Heart Corporation (the "Corporation") to be purchased by the Corporation on the Put Date in accordance with the terms of the Debenture at a price equal to the principal amount of the Debenture being put to the Corporation plus all accrued and unpaid interest thereon to, but excluding, the Put Date (collectively, the "Total Put Price") and tenders herewith the Debenture.




----------------------------------             --------------------------------
(Date)                                         (Signature of Registered Holder)


          *If less than the full principal amount of the Debenture, indicate in the space provided the principal amount.

The Total Put Price will be payable upon presentation and surrender of the Debenture with this form on or after the Put Date at the following corporate office:

                  World Heart Corporation
                  1 Laser Street
                  Ottawa, Ontario K2E 7V1

                  Attention: Chief Financial Officer


 The interest upon the principal amount of the Debenture put to the Corporation shall cease to be payable from and after the Put Date unless payment of the Total Put Price shall not be made on presentation for surrender of the Debenture at the above mentioned corporate office on or after the Put Date or prior to the setting aside of the Total Put Price pursuant to the Debenture.

                                   SCHEDULE B
                    FORM OF DECLARATION FOR REMOVAL OF LEGEND




                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

To:       CIBC Mellon Trust Company
          as transfer agent for the Common Shares and the unsecured convertible debentures of World Heart Corporation


The undersigned (a) acknowledges that the sale of the securities of World Heart Corporation (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) the seller is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Corporation,
(2) the offer of such securities was not made to a person in the United States or identifiable group of U.S. citizens abroad and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off' the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities, and
(6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.




                                                --------------------------------
                                                Name:
                                                Title:

                                   SCHEDULE C
                             WORLD HEART CORPORATION
              3% UNSECURED CONVERTIBLE DEBENTURES REDEMPTION NOTICE

To:       Holders of 3% Unsecured Convertible Debentures (the "Debentures")
of World Heart Corporation (the "Corporation")

Note:     All capitalized terms used herein have the meaning ascribed thereto in the Debentures unless otherwise indicated.

Notice is hereby given pursuant to Section 5.2 of the Debenture, that $o of the Aggregate Principal Amount of all Debentures outstanding will be redeemed as of
o (the "Redemption Date"), upon payment of a redemption amount equal to the principal amount of Debentures being redeemed plus all accrued and unpaid interest thereon to but excluding the Redemption Date (collectively, the "Redemption Price").

The portion of the Redemption Price payable to each Debentureholder subject to this Redemption Notice will be payable upon presentation and surrender of the Debentures called for redemption from such Holder at the registered office of the Corporation:

           World Heart Corporation
           1 Laser Street
           Ottawa, Ontario K2E 7V1
           Attention: Chief Financial Officer

The Interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Price shall not be made on presentation for surrender of the Debenture at the above mentioned corporate office on or after the Redemption Date or prior to the setting aside of the Redemption Price pursuant to the Debenture. As of the Redemption Date, Interest in an amount equal to
$             will be due and payable on the [portion of the] Debenture
 ------------ being redeemed.

Pursuant to Section 5.1(4) of the Debenture, the Holder has the right to convert the portion of the Debenture being called for redemption and Interest thereon at any time prior to 5:00 p.m., Ottawa time, on the Redemption Date by delivering to the Corporation a notice of conversion substantially in the form set out in Schedule D to the Debenture, together with its Debenture.

Pursuant to Section 5.1(4) of the Debenture, if the Holder elects to convert prior to the Redemption Date, the Holder must deliver to the Corporation a notice of conversion substantially in the form set out in Schedule D to the Debenture.

In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation shall, on the Redemption Date, make delivery to the Holder, of the redemption price in United States dollars by wire transfer of immediately available funds to an account previously specified by the Holder.

DATED:
      --------------                         WORLD HEART CORPORATION

                                          By:
                                             ----------------------------------
                                       Name:
                                        Title:

                                   SCHEDULE D
                          FORM OF NOTICE OF CONVERSION

                                CONVERSION NOTICE

To:       WORLD HEART CORPORATION

Note:     All  capitalized terms used herein have the meaning ascribed thereto in the Debenture (as defined below), unless otherwise indicated.

The undersigned registered holder of a 3% unsecured convertible debenture dated as of September 15, 2004 (the "Debenture") bearing Certificate No.
                                                                   ----------
irrevocably elects to convert the entire outstanding Principal Amount of such
Debenture (or $                     principal amount thereof*) and all
               --------------------
Interest accrued on such Principal Amount being converted in accordance with the terms of the Debenture and tenders herewith the Debenture, and, if applicable, directs that the Common Shares issuable upon this conversion be issued and delivered to the person indicated below.

The Corporation shall not be required to issue fractional Common Shares upon the conversion of the Principal Amount and the Interest accrued on such Principal Amount. The number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the Principal Amount to be converted and applicable interest. If any fractional interest in a Common Share would be deliverable upon the conversion of any principal amount and the applicable interest, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the Holder of an amount equal to the fractional interest which would have been issuable in respect of the conversion of such Principal Amount multiplied by the Conversion Price plus the fractional interest which would have been issuable in respect of the conversion of the Interest multiplied by the Interest Conversion Price.








----------------------------------             --------------------------------
(Date)                                         (Signature of Registered Holder)



* If less than the full principal amount of the Debenture, indicate in the space provided the principal amount.

NOTE: If Common Shares are to be issued in the name of a person other than the holder, (A) the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized stock exchange in Canada or the United States and (B) all requisite transfer taxes must be tendered by the undersigned.


--------------------------------------------------------------------------------
(Print name in which Common Shares are to be issued, delivered and registered)



-----------------------------    ----------------------------------------------
(Address)                        (City, Province/State and Postal Code/Zip Code)

Authorized signature:  ---------------------------------------------
By:                    ---------------------------------------------
Dated:                 ---------------------------------------------